Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
          We consent to the incorporation by reference in the Registration Statements of Electro-Optical Sciences, Inc. (“the Company”) on Forms S-3 (File No. 333-139056, File No. 333-145740 and File No. 333-151935) and on Form S-8 (File No. 333-136183) of our reports dated February 26, 2009 with respect to our audits of the balance sheets of Electro-Optical Sciences, Inc. as of December 31, 2007 and 2008, and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2008, and our audit of the Company’s internal control over financial reporting as of December 31, 2008, included in the December 31, 2008 annual report on Form 10-K of Electro-Optical Sciences, Inc.
          We also consent to the reference to our firm under the heading “Experts” in the Registration Statements on Forms S-3 (File No. 333-139056, File No. 333-145740 and File No. 333-151935).
/s/ Eisner LLP
New York, New York
February 26, 2009

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